EXHIBIT 3.1

AMENDED AND RESTATED

BYLAWS

OF

DARLING INGREDIENTS INC.

A Delaware Corporation

Adopted February 24, 2023

3.10	Notice	28
3.11	Quorum; Majority Vote	28
3.12	Telephone Meetings	28
3.13	Action without a Meeting	28
3.14	Procedure	28
3.15	Presumption of Assent	29
3.16	Compensation	29
ARTICLE 4 COMMITTEES		29
4.1	Designation	29
4.2	Number; Qualification; Term	29
4.3	Authority	29
4.4	Committee Changes	29
4.5	Alternate Members of Committees	30
4.6	Regular Meetings	30
4.7	Special Meetings	30
4.8	Quorum; Majority Vote	30
4.9	Minutes	30
4.10	Compensation	30
4.11	Responsibility	30
ARTICLE 5 NOTICE		30
5.1	Method	30
5.2	Waiver	31
ARTICLE 6 OFFICERS		31
6.1	Number; Titles; Term of Office	31
6.2	Removal	31
6.3	Suspension	31
6.4	Vacancies	32
6.5	Authority	32
6.6	Compensation	32
6.7	Chairman of the Board	32
6.8	Chief Executive Officer	32
6.9	President	32
6.10	Chief Operating Officer	32
6.11	Chief Financial Officer	33

6.12	Vice Presidents	33
6.13	Treasurer	33
6.14	Assistant Treasurers	33
6.15	Secretary	34
6.16	Assistant Secretaries	34
ARTICLE 7 CERTIFICATES AND SHAREHOLDERS		34
7.1	Certificates for Shares	34
7.2	Signatures	35
7.3	Replacement of Lost, or Destroyed Certificates	35
7.4	Transfer of Shares	35
7.5	Registered Stockholders	36
7.6	Regulations	36
7.7	Legends	36
ARTICLE 8 INDEMNIFICATION		36
8.1	Right of Indemnification	36
8.2	Advancement of Expenses	36
8.3	Non-Exclusive Right	36
8.4	Insurance	37
8.5	Meaning of Terms	37
8.6	Continuing Right	37
8.7	Other Indemnification	37
8.8	Amendment or Repeal	38
ARTICLE 9 MISCELLANEOUS PROVISIONS		38
9.1	Dividends	38
9.2	Reserves	38
9.3	Books and Records	38
9.4	Fiscal Year	38
9.5	Seal	38
9.6	Resignations	38
9.7	Securities of Other Corporations	38
9.8	Transactions with the Corporation	39
9.9	Checks	39
9.10	Invalid Provisions	39
9.11	Mortgages, etc	39

9.12	Headings	39
9.13	References	39
9.14	Amendments	39
9.15	Forum and Certain Actions	40

v

AMENDED AND RESTATED
BYLAWS
OF
DARLING INGREDIENTS INC.
A Delaware Corporation
PREAMBLE
These Amended and Restated Bylaws (as they may be subsequently amended, revised or restated, these “Bylaws”) are subject to, and governed by, the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”) and the Certificate of Incorporation, as it may be amended from time to time (the “Certificate of Incorporation”) of Darling Ingredients Inc., a Delaware corporation (the “Corporation”). In the event of a direct conflict between the provisions of these Bylaws and the mandatory provisions of the Delaware General Corporation Law or the provisions of the Certificate of Incorporation, such provisions of the Delaware General Corporation Law or the Certificate of Incorporation, as the case may be, will be controlling.

ARTICLE 1

OFFICES

1.1    Registered Office and Agent. The registered office and registered agent of the Corporation shall be as designated from time to time by the appropriate filing by the Corporation in the office of the Secretary of State of the State of Delaware.

1.2     Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the board of directors may from time to time determine or as the business of the Corporation may require.

ARTICLE 2

MEETINGS OF STOCKHOLDERS

2.1    Annual Meeting. An annual meeting of stockholders of the Corporation shall be held on such date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting or in a duly executed waiver of notice of such meeting. At such meeting, the stockholders shall elect directors and transact such other business as may properly be brought before the meeting.

2.2    Special Meeting. (a) A special meeting of the stockholders may be called at any time by the Chairman of the Board, the Chief Executive Officer, the President, or a majority of the board of directors, and shall be called by the Secretary following his or her receipt of one or more written demands to call a special meeting of the stockholders, in accordance with and subject to this Section 2.2. and Article II, from stockholders of record, as of the record date fixed in accordance with Section 2.2(d) below who hold, in the aggregate, at least 10% of the voting power of the outstanding shares of capital stock of the Corporation in a net long position (as defined below) for at least one year as of such record date. The stockholder demand shall state the purpose or purposes of the special meeting, and the business to be conducted at the special meeting shall be limited to the purpose or purposes stated in the stockholder demand. Except in accordance with this Section 2.2 or Section 2.16, stockholders shall not be permitted to propose business to be brought before a special meeting of the stockholders.

(b)    No stockholder may demand that the Secretary of the Corporation call a special meeting of the stockholders pursuant to this Section 2.2 unless a stockholder of record has first submitted a request in writing that the board of directors fix a record date for the purpose of determining the stockholders entitled to demand that the Secretary of the Corporation call such a special meeting, which request shall be in proper form and delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation.

(c)    To be in proper form for purposes of this Section 2.2, a request by a stockholder for the board of directors to fix a record date shall set forth as to each stockholder of record making such request, the information in form and substance required pursuant to Section 2.16(a)(2)(A)-(C) were the demand a notice of stockholder nomination or proposal of other business in connection with an annual meeting.

(d)    Within ten (10) days after receipt of a request to fix a record date in proper form and otherwise in compliance with this Section 2.2 from any stockholder of record, the board of directors may adopt a resolution fixing a record date for the purpose of determining the stockholders entitled to demand that the Secretary of the Corporation call a special meeting, which date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors. If no resolution fixing a record date has been adopted by the board of directors within the ten (10) day period after the date on which such a request to fix a record date was received, the record date in respect thereof shall be deemed to be the twentieth (20th) day after the date on which such a request is received. Notwithstanding anything in this Section 2.2 to the contrary, no record date shall be fixed if the board of directors determines that the demand or demands that would otherwise be submitted following such record date could not comply with the requirements of Section 2.2(f).

(e)    Without qualification, a special meeting of the stockholders shall not be called pursuant to Section 2.2(a) unless stockholders of record as of the record date fixed in accordance with Section 2.2(d) who hold, in the aggregate, at least 10% of the outstanding capital stock of the Corporation in a net long position (as defined below) for at least one year as of the record date fixed in accordance with Section 2.2(d) (the “Requisite Percentage”) timely provide one or more demands to call such special meeting in writing and in proper form to the Secretary of the Corporation at the principal offices of the Corporation. The board shall determine whether the Requisite Percentage has been satisfied, and the board’s determination shall be binding and conclusive on the Corporation and the requesting stockholder(s). In making its determination, shares held in a “net long position” shall mean those shares of capital stock of the Corporation as to which the stockholder in question possesses directly or indirectly (i) the sole power to vote or direct the voting, (ii) the sole economic incidents of ownership (including the sole right to profits and the sole risk of loss), and (iii) the sole power to dispose of or direct the disposition. The number of shares of capital stock calculated in accordance with the foregoing clauses (i), (ii) and (iii) shall not include any shares of capital stock (x) sold by such stockholder in any transaction that has not been settled or closed, (y) borrowed by such stockholder for any purposes or purchased by such stockholder pursuant to an agreement to resell or (z) subject to any option, warrant, derivative or other agreement or understanding, whether any such arrangement is to be settled with shares of capital stock of the Corporation or with cash based on the notional amount of shares of capital stock subject thereto, in any such case which in the sole judgment of the board has, or is intended to have, the purpose or effect of (A) reducing in any manner, to any extent or at any time in the future, such stockholder’s rights to vote or direct the voting and full rights to dispose or direct the disposition of any of such shares, (B) offsetting to any degree gain or loss arising from the sole economic ownership of such shares by such stockholder or (C) directly or indirectly hedging or transferring the economic consequences of ownership of the shares of capital stock of the Corporation in question. Only stockholders of record on the applicable record date shall be entitled to demand that the Secretary of the Corporation call a special meeting of the stockholders pursuant to Section 2.2(a). To be timely, a stockholder’s demand to call a special meeting must be delivered to, or mailed and received at, the principal executive offices of the Corporation no later than the sixtieth (60th) day following the record date fixed in accordance with Section 2.2(d). To be in proper form for purposes of this Section 2.2(e), a demand to call a special meeting shall set forth the information in form and substance required pursuant to Section 2.16(a)(2)(A)-(C) were the demand a notice of stockholder nomination or proposal of other business in connection with an annual meeting. A stockholder may revoke a demand to call a special meeting by written revocation delivered to the Secretary at any time prior to the special meeting. If any such revocations are received by the Secretary after the Secretary’s receipt of written demands from the Requisite Percentage of stockholders, and as a result of such revocation(s), there no longer are unrevoked demands from the Requisite Percentage of stockholders to call a special meeting, the board of directors shall have discretion to determine whether or not to proceed with the special meeting.

(f)    The Secretary shall not accept, and shall consider ineffective, a written demand from a stockholder to call a special meeting (i) that does not comply with this Section 2.2, (ii) that relates to an item of business to be transacted at such meeting that is not a proper subject for stockholder action under applicable law, (iii) that includes an item of business to be transacted at such meeting that did not appear on the written request that resulted in the determination of the record date to determine the stockholders entitled to submit such written demand (the “Current Record Date”), (iv) if the demand is delivered during the period commencing 120 days prior to the first anniversary of the date of the immediately preceding annual meeting of stockholders and ending on the date of the next annual meeting, (v) if a similar item will be submitted for stockholder approval at any stockholder meeting to be held on or before the ninetieth (90th) day after the Secretary receives such demand, or (vi) if a similar item has been presented at the most recent annual meeting or at any special meeting held within one year prior to receipt by the Secretary of such demand to call a special meeting.

(g)    After receipt of demands in proper form and in accordance with this Section 2.2 from a stockholder or stockholders holding the Requisite Percentage, the board of directors shall duly call, and determine the place, date and time of, a special meeting of stockholders for the purpose or purposes and to conduct the business specified in the demands received by the

Corporation. Notwithstanding anything in these Bylaws to the contrary, the board of directors may submit its own proposal or proposals for consideration at such special meeting.

2.3    Place of Meetings. An annual meeting of stockholders may be held at any place within or without the State of Delaware in the continental United States designated by the board of directors. A special meeting of stockholders may be held at any place within or without the State of Delaware in the continental United States designated in the notice of the meeting. Meetings of stockholders shall be held at the principal office of the Corporation unless another place is designated for meetings in the manner provided herein. The board of directors may, in its sole discretion, determine that the meetings of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the Delaware General Corporation Law.

2.4    Notice. (a) Written notice stating the place, if any, date and hour of each meeting of the stockholders, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called shall be delivered not less than twenty (20) nor more than sixty (60) days before the date of the meeting, either personally, by mail, in accordance with Section 2.5, or by any other method permitted by law (including, but not limited to, overnight courier services or facsimile), by or at the direction of the Chief Executive Officer, the President, the Secretary, or the officer or person(s) calling the meeting, to each stockholder of record entitled to vote at such meeting; provided, however, that in the case of a special meeting called by or on behalf of stockholders in accordance with this Article II, such notice for such special meeting shall be delivered in accordance with Section 2.16 hereof. If such notice is to be sent by mail, it shall be directed to such stockholder at the stockholder’s address as it appears on the records of the Corporation, unless the stockholder shall have filed with the Secretary of the Corporation a written request that notices to the stockholder be mailed to some other address, in which case it shall be directed to the stockholder at such other address. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy and shall not, at the beginning of such meeting, object to the transaction of any business because the meeting is not lawfully called or convened, or who shall, either before or after the meeting, submit a signed waiver of notice, in person or by proxy or a waiver by electronic transmission. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or these Bylaws. Whenever by statute, the Certificate of Incorporation, or these Bylaws, notice is required to be given to any stockholder and no provision is made as to how such notice shall be given, personal notice shall not be required and any such notice may be given by mail, in accordance with Section 2.5, or by any other method permitted by law (including, but not limited to, overnight courier services).

(b)    Any notice required or permitted to be given by mail shall be deemed to be delivered and given at the time when the same is deposited in the United States mail as aforesaid.

Any notice required or permitted to be given by overnight courier service shall be deemed to be delivered and given at the time delivered to such service with all charges prepaid and addressed as aforesaid.

2.5    Notice by Electronic Transmission. (a) Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if (i) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (ii) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

(b)    Notice given pursuant to subsection (a) of this Section 2.5 shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (1) such posting and (2) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

(c)    For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

2.6    Exceptions from Notice Requirement. The giving of any notice required under any provision of the Delaware General Corporation Law, the Certificate of Incorporation or these Bylaws shall not be required to be given to any stockholder to whom (i) notice of two consecutive annual meetings, and all notices of meetings or of the taking of action by written consent without a meeting to such person during the period between such two consecutive annual meetings, or (ii) all, and at least two, payments (if sent by first class mail) of dividends or interest on securities during a twelve-month period, have been mailed addressed to such person at his address as shown on the records of the Corporation and have been returned undeliverable. Any action or meeting which shall be taken or held without notice to such person shall have the same force and effect as if such notice had been duly given. If any such stockholders shall deliver to the Corporation a written notice setting forth his then current address, the requirement that notice be given to such stockholder shall be reinstated. This exception to the requirement that notice be given shall not apply under subparagraph (i) to this Section 2.6 to any notice returned as undeliverable if the notice was given by electronic transmission.

2.7    Voting List. At least ten (10) days before each meeting of stockholders, the Secretary or other officer of the Corporation who has charge of the Corporation’s stock ledger, either directly or through another officer appointed by him or through a transfer agent appointed by the board of directors, shall prepare a complete list of stockholders entitled to vote thereat, arranged in alphabetical order and showing the address of each stockholder and number of shares of capital stock of the Corporation registered in the name of each stockholder. Nothing in this Section 2.7 shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. For a period of ten (10) days prior to such meeting, such list shall be (i) made available on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) kept on file at a place within the city where the meeting is to be held, which place shall be specified in the notice of meeting or a duly executed waiver of notice of such meeting or, if not so specified, at the place where the meeting is to be held and shall be open to examination by any stockholder during ordinary business hours. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation.

2.8    Quorum. The holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote on a matter, present in person or by proxy, shall constitute a quorum at any meeting of stockholders, except as otherwise provided by law, the Certificate of Incorporation, or these Bylaws; provided, that at any meeting of the stockholders at which the holders of any class of stock of the Corporation shall be entitled to vote separately as a class, the holders of a majority of the total outstanding shares of capital stock of such class, present in person or by proxy, shall constitute a quorum for purposes of a class vote except as otherwise provided by law, the Certificate of Incorporation, or these Bylaws. If a quorum shall not be present, in person or by proxy, at any meeting of stockholders, the stockholders entitled to vote thereat who are present, in person or by proxy, or, if no stockholder entitled to vote is present, any officer of the Corporation may adjourn the meeting from time to time, without notice other than announcement at the meeting (unless the board of directors, after such adjournment, fixes a new record date for the adjourned meeting), until a quorum shall be present, in person or by proxy. At any adjourned meeting at which a quorum shall be present, in person or by proxy, any business may be transacted which may have been transacted at the original meeting had a quorum been present; provided that, if the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.9    Required Vote; Withdrawal of Quorum. When a quorum is present at any meeting, the vote of the holders of at least a majority of the outstanding shares of capital stock of the Corporation entitled to vote who are present, in person or by proxy, shall decide any question brought before such meeting, unless the question is one on which, by express provision of statute, the Certificate of Incorporation, or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Except as provided in Section 3.4 hereof, a nominee for director shall be elected to the board of directors by the vote of the majority of the votes cast with respect to that director’s election at any meeting for the election of directors at which a quorum is present; provided, however, that if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by a plurality of the votes cast at any such meeting and entitled to vote on the election of directors. For purposes of this section, a majority of votes cast means that the number of votes cast “for” a director must exceed the number of votes cast “against” that director (with “abstentions” and “broker non-votes” not counted as a vote cast with respect to that director). The stockholders present at a duly constituted meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

2.10    Method of Voting; Proxies. Except as otherwise provided in the Certificate of Incorporation or these Bylaws, each outstanding share of capital stock, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders. Voting at the meeting of stockholders, on other than the election of directors, need not be by written ballot unless directed by the presiding officer or upon the demand of any stockholder. At any meeting of stockholders, every stockholder having the right to vote may vote either in person or by a proxy executed in writing by the stockholder or by his or its duly authorized attorney-in-fact. Each such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after three (3) years from the date of its execution, unless otherwise provided in the proxy. If no date is stated in a proxy, such proxy shall be presumed to have been executed on the date of the meeting at which it is to be voted. Each proxy shall be revocable unless expressly provided therein to be irrevocable and coupled with an interest sufficient in law to support an irrevocable power or unless otherwise made irrevocable by law. Any stockholder directly or indirectly soliciting proxies from other stockholders may use any proxy card color other than white, which shall be reserved for exclusive use of the board of directors.

2.11    Record Date. (a) For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

(b)    Without qualification, any stockholder of record seeking to have the stockholders authorize or take any action by written consent shall first request in writing that the board of directors fix a record date for the purpose of determining the stockholders entitled to take such action, which request shall be in proper form and delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive officers of the Corporation. Within ten (10) days after receipt of a request in proper form and otherwise in compliance with this Section 2.11(b), from any such stockholder, the board of directors may adopt a resolution fixing a record date for the purpose of determining the stockholders entitled to take such action, which date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors and which date shall not be more than ten (10) days after the date on which such a resolution is adopted by the board of directors. If no resolution fixing a record date has been adopted by the board of directors within such ten (10) day period after the date on which such a request is received, (i) the record date for determining stockholders entitled to consent to such action, when no prior action of the board of directors is required by applicable law, shall be the first date on which a valid signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner described in this Section 2.11(b) and (ii) the record date for determining stockholders entitled to consent to such action, when prior action by the board of directors is required by applicable law, shall be at the close of business on the date on which the board of directors adopts the resolution taking such prior action. To be in proper form for purposes of this Section 2.11(b), a request by a stockholder for the board of directors to fix a record date shall provide the information required in a stockholder’s notice pursuant to Section 2.16(a)(2) and (3). The Corporation may require that the stockholder requesting a record date furnish such information as the Corporation may otherwise reasonably require to determine the validity of the request for a record date.

(c)    In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

2.12    Conduct of Meeting. The Chairman of the Board, if such office has been filled, and, if not or if the Chairman of the Board is absent or otherwise unable to act, the Chief Executive Officer shall preside at all meetings of stockholders; provided, however, if such office has not been filled or if the Chief Executive Officer is absent or otherwise unable to act, the President shall preside at all meetings of stockholders. The Secretary shall keep the records of each meeting of stockholders. In the absence or inability to act of any such officer, such officer’s duties shall be performed by the officer given the authority to act for such absent or non-acting officer under these Bylaws or by some person appointed by the meeting. The order of business at each such meeting shall be as determined by the Chairman of the meeting. The Chairman of the meeting shall have the right and authority to convene and (for any or no reason) to recess or adjourn the meeting (regardless of whether a quorum is present) and shall have the sole right and authority to prescribe the rules, regulations and procedures for, and to do all such acts and things as are necessary or desirable for the proper conduct of, the meeting, including, without limitation, setting the agenda of the meeting, establishing procedures for the maintenance of order and safety at the meeting, determining the persons entitled to make presentations at the meeting and the time allotted for each such presentation, determining the time, if any, allotted to questions or comments at the meeting, instituting restrictions on entry to the meeting after the time prescribed for the commencement thereof, determining the form of ballot to be used for voting on each matter upon which stockholders will vote at the meeting and determining the date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting.

2.13    Action without a Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required by the Delaware General Corporation Law to be taken at any annual or special meeting of the stockholders, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by all of the holders (acting for themselves or through a proxy) of outstanding stock and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded and shall otherwise be in compliance with these Bylaws. Every written consent of stockholders shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered in the manner required by this Section 2.13 to the Corporation, written consents signed by all of the holders to take action are delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office, principal place of business, or such officer or agent shall be by hand or by certified or registered mail, return receipt requested.

2.14    Inspectors.(a) The board of directors shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The board of directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability.

(b)    The inspectors shall (i) ascertain the number of shares of capital stock outstanding and the voting power of each; (ii) determine the shares of capital stock represented at a meeting and the validity of proxies and ballots; (iii) count all votes and ballots; (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and (v) certify their determination of the number of shares of capital stock represented at the meeting, and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

(c)    The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting, determined in accordance with Section 2.12 hereof, shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery of the State of Delaware upon application by a stockholder shall determine otherwise.

(d)    In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in accordance with Section 211(e) or Section 212(c)(2) of the Delaware General Corporation Law, or any information provided pursuant to Section 211(a)(2)(B)(i) or (iii) of the Delaware General Corporation Law, ballots and the regular books and records of the Corporation, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspectors consider other reliable information for the limited purpose permitted herein, the inspectors at the time they make their certification pursuant to subparagraph (b)(v) of this Section 2.14 shall specify the precise information considered by them, including, the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors’ belief that such information is accurate and reliable. For purposes of this Section 2.14(d), Sections 211(e), 212(c)(2) and 211(a)(2)(B)(i) of the

Delaware General Corporation Law shall include any successor statute addressing the comparable information.

2.15    Adjournment. Any meeting of the stockholders of the Corporation may be adjourned or recessed at any time or from time to time by the board of directors, to reconvene at the same or some other place, if any, and notice need not be given of any such adjourned or recessed meeting (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication) if the time and place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person or represented by proxy and vote at such adjourned or recessed meeting, are (a) announced at the meeting at which the adjournment or recess is taken, (b) displayed during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (c) set forth in the notice of meeting given in accordance with these Bylaws. At the adjourned or recessed meeting, the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

2.16    Requirements for Notice of Stockholder Business and Nominations.

(a)    Annual Meetings of Stockholders. (1) Nominations of persons for election to the board of directors of the Corporation and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the board of directors or any duly authorized committee thereof, (C) by any stockholder of the Corporation who (i) is a stockholder of record of the Corporation at the time the notice provided for in this Section 2.16 is delivered to the Secretary of the Corporation through the time of the annual meeting, (ii) is entitled to vote at the meeting and (iii) complies with the procedures set forth in this Section 2.16 or Section 2.17. Clause (C) of the preceding sentence shall be the exclusive means for a stockholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the Corporation’s notice of meeting) before an annual meeting of stockholders.

(2)    For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of paragraph (a)(1) of this Section 2.16, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business other than the nomination of persons for election to the board of directors must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business (as defined below) on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the adjournment, recess, postponement, judicial stay or rescheduling of an annual meeting (or the public announcement thereof) commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth: (A) as to each person whom the stockholder of record giving the notice (the “Noticing Stockholder”) proposes to nominate for election as a director (each, a “Proposed Nominee”) all information relating to such person that is required to be disclosed pursuant to Section 2.16(a)(3) hereof; (B) as to any other business that the Noticing Stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Certificate of Incorporation or these Bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting and all other information relating to such business that would be required to be disclosed in a proxy statement or other filing required to be made by such Noticing Stockholder or any Covered Person (as defined below) in connection with the solicitation of proxies in support of such proposed business by such Noticing Stockholder or any Covered Person pursuant to Regulation 14A under the Exchange Act; (C) as to the Noticing Stockholder and each Covered Person (i) the name and address of such Noticing Stockholder and each Covered Person, including, as applicable, as they appear on the Corporation’s books, (ii) the class or series and number of shares of capital stock of the Corporation which are, directly or indirectly, owned beneficially or of record (specifying the type of ownership) by such Noticing Stockholder or any Covered Person (including any right to acquire beneficial ownership at any time in the future), the date(s) on which such shares were acquired and the investment intent of such acquisition, (iii) the name of each nominee holder for, and number of, any securities of the Corporation owned beneficially but not of record by such Noticing Stockholder or any Covered Person and any pledge by such Noticing Stockholder or any Covered Person with respect to any of such securities, (iv) a description of any agreement, arrangement or understanding, written or oral, with respect to the nomination or proposal or otherwise relating to the Corporation or its securities or the voting thereof between or among (I) such Noticing Stockholder and any Covered Person or (II) such Noticing Stockholder or any Covered Person and any other person or entity (naming such person or entity) other than any revocable proxy given in response to a solicitation made pursuant to, and in accordance with, Regulation 14A under the Exchange Act by way of a solicitation statement filed on Schedule 14A, (v) a description of any agreement, arrangement or understanding, written or oral, (including without limitation any derivative, swap, synthetic or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into by, or on behalf of, such Noticing Stockholder or any Covered Person, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such Noticing Stockholder or any Covered Person, with respect to securities of the Corporation (any of the foregoing, a “Derivative Instrument”), (vi) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership, limited liability company or similar entity in which such Noticing Stockholder or any Covered Person (I) is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership or (II) is the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of such limited liability company or similar entity, (vii) any significant equity interests or any Derivative Instruments in any principal competitor of the Corporation held by such Noticing Stockholder or any Covered Person, (viii) any direct or indirect interest of such Noticing Stockholder or any Covered Person in any contract or arrangement with any principal competitor of the Corporation (including any employment agreement, collective bargaining agreement or consulting agreement), (ix) a description of any material interest of such Noticing Stockholder or any Covered Person in the business proposed by such Noticing Stockholder, if any, or the election of any Proposed Nominee, (x) a complete and accurate description of any performance-related fees (other than asset-based fees) to which such Noticing Stockholder or any Covered Person may be entitled as a result of any increase or decrease in the value of the Corporation’s securities or any Derivative Instruments, including any such fees to which members of any Covered Person’s immediate family sharing the same household may be entitled, (xi) (I) a description of the investment strategy or objective, if any, of such Noticing Stockholder or any Covered Person who is not an individual and (II) a copy of any presentation, document or marketing material provided to third parties (including investors and potential investors) to solicit an investment in such Noticing Stockholder or any Covered Person that contains or describes such Noticing Stockholder’s or such Covered Person’s performance or such Noticing Stockholder’s or such Covered Person’s investment thesis, plans or proposals with respect to the Corporation, (xii) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) under the Exchange Act or an amendment pursuant to Rule 13d-2(a) under the Exchange Act if such a statement were required to be filed under the Exchange Act by such Noticing Stockholder or any Covered Person, or such Noticing Stockholder’s or any Covered Person’s associates, with respect to the Corporation (regardless of whether such person or entity is actually required to file a Schedule 13D), including a description of any agreement that would be required to be disclosed by such Noticing Stockholder, any Covered Person or any of their respective associates pursuant to Item 5 or Item 6 of Schedule 13D, (xiii) a certification that such Noticing Stockholder and each Covered Person has complied with all applicable federal, state and other legal requirements in connection with such Noticing Stockholder’s or Covered Person’s acquisition of shares of capital stock or other securities of the Corporation and such Noticing Stockholder’s or Covered Person’s acts or omissions as a stockholder of the Corporation, if such Covered Person is or has been a stockholder of the Corporation and (xiv) all other information relating to such Noticing Stockholder or any Covered Person, or such Noticing Stockholder’s or any Covered Person’s associates that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies in support of the business proposed by such Noticing Stockholder, if any, or for the election of any Proposed Nominee in a contested election or otherwise pursuant to Regulation 14A under the Exchange Act; provided, however, that the disclosures described in the foregoing subclauses (i) through (xiv) shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Noticing Stockholder solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner; and (D) (i) a complete and accurate description of any pending or, to such Noticing Stockholder’s knowledge, threatened legal proceeding in which such Noticing Stockholder or any Covered Person is a party or participant involving the Corporation or, to such Noticing Stockholder’s knowledge, any current or former officer, director, affiliate (as defined below) or associate (as defined below) of the Corporation, (ii) identification of the names and addresses of other stockholders (including beneficial owners) known by such Noticing Stockholder to financially support the nomination(s) or other business proposal(s)

submitted by such Noticing Stockholder and, to the extent known, the class and number of all shares of the Corporation’s capital stock owned beneficially or of record by such other stockholder(s) or other beneficial owner(s), (iii) a representation that such Noticing Stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (iv) a representation whether such Noticing Stockholder or any Covered Person intends or is part of a group which intends (I) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect any Proposed Nominee or (II) otherwise to solicit proxies from stockholders in support of such proposal or nomination, and (v) a representation from such Noticing Stockholder as to whether such Noticing Stockholder or any Covered Person intends or is part of a group that intends to solicit proxies in support of the election of any Proposed Nominee in accordance with Rule 14a-19 under the Exchange Act. The foregoing notice requirements shall be deemed satisfied by a stockholder with respect to a proposal if the stockholder has notified the Corporation of such stockholder’s intention to present such proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.

(3)    In addition to the requirements set forth in Section 2.16(a)(2) above, a Noticing Stockholder’s notice shall set forth as to each Proposed Nominee, (a) the name, age, business address and residence address of such Proposed Nominee, (b) the principal occupation or employment of such Proposed Nominee, (c) a good faith determination of whether such Proposed Nominee qualifies as an “independent director” under then applicable standards of both the Exchange Act (and rules and regulations promulgated thereunder) and any stock exchange or national market upon which the Corporation’s stock is then admitted for trading, (d) all additional information relating to such Proposed Nominee that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act as well as such Proposed Nominees written consent to being named in the Corporation’s proxy statement and form of proxy as a nominee, (f) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among the Noticing Stockholder or any Covered Person, on the one hand, and the Proposed Nominee, and his or her respective affiliates and associates, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if the Noticing Stockholder were the “registrant” for purposes of such rule and the Proposed Nominee were a director or executive officer of such registrant, (g) a description of any business or personal interests that could reasonably be expected to place such Proposed Nominee in a potential conflict of interest with the Corporation or any of its subsidiaries and (h) a written questionnaire with respect to the background and qualifications of such Proposed Nominee (which questionnaire such Noticing Stockholder shall request in writing from the Secretary and which the Secretary shall provide to such Noticing Stockholder within ten (10) days after receiving such request) and a written representation and agreement (which form such Noticing Stockholder shall request in writing from the Secretary and which the Secretary shall provide to such Noticing Stockholder within ten (10) days after receiving such request) that such Proposed Nominee (A) is not and will not become a party to (i) any Voting Commitment (as defined in Section 2.17 but with the term “Proposed Nominee” replacing “Stockholder Nominee”)

or (ii) any Voting Commitment (as defined in Section 2.17 but with the term “Proposed Nominee” replacing “Stockholder Nominee”) that could limit or interfere with such Proposed Nominee’s ability to comply, if elected as a director of the Corporation, with such Proposed Nominee’s fiduciary duties under applicable law, (B) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation, (C) intends to serve a full term as a director if elected, (D) will, if elected as a director of the Corporation, comply with applicable publicly disclosed corporate governance, code of conduct, conflict of interest, confidentiality and stock ownership (if any) and trading policies and guidelines of the Corporation and (E) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct and that do not and will not omit to state any fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading.

(4)    Notwithstanding anything in the second sentence of paragraph (a)(2) of this Section 2.16 to the contrary, in the event that the number of directors to be elected to the board of directors of the Corporation at an annual meeting is increased and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Article II shall also be considered timely, but only with respect to nominees for the additional directorships, if such notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(5)    A stockholder providing notice pursuant to this Section 2.16 shall notify the Secretary in writing at the principal executive offices of the Corporation of any inaccuracy or change in any information submitted pursuant to this Section 2.16 (including if any Nominating Stockholder or beneficial owner, if any, no longer intends to solicit proxies in accordance with the representation made pursuant to Section 2.16(a)(2)(D)(v)) within two (2) business days after becoming aware of such inaccuracy or change, and any such notification shall clearly identify the inaccuracy or change, it being understood that no such notification may cure any deficiencies or inaccuracies with respect to any prior submission by such stockholder.

(6)    In addition to the information required pursuant to the foregoing provisions of this Section 2.16, the Corporation may require any Noticing Stockholder to furnish such other information as the Corporation may reasonably require to determine the eligibility or suitability of a Proposed Nominee to serve as a director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such Proposed Nominee, under the listing standards of each securities exchange upon which the Corporation’s securities are listed, any applicable rules of the Securities and Exchange Commission, any publicly disclosed standards used by the board of directors in selecting nominees for election as a director and for determining and disclosing the independence of the Corporation’s directors, including those applicable to a director’s service on any of the committees of the board of directors, or the requirements of any other laws or regulations applicable to the Corporation. If requested by the Corporation, any supplemental information required under this paragraph shall be provided by a Noticing Stockholder within ten (10) days after it has been requested by the Corporation. The board of directors may require any Proposed Nominee to submit to interviews with the board of directors or any committee thereof, and such Proposed Nominee shall make himself or herself available for any such interviews within ten (10) days following any reasonable request therefor from the board of directors or any committee thereof.
(b)    Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been properly brought before the meeting pursuant to this Article II (including without limitation Section 2.2) and the Corporation’s notice of meeting. For nominations or other business to be properly brought before a special meeting by a stockholder pursuant to this Section 2.16, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and otherwise be in compliance with this Article II (including Section 2.2) and such other business must otherwise be a proper matter for stockholder action. Nominations of persons for election to the board of directors may be made for consideration at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the board of directors or any duly authorized committee thereof, or (2) provided that the board of directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2.16 is delivered to the Secretary of the Corporation through the time of the special meeting, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 2.16, including without limitation by providing the information required to be provided in stockholder notices in respect of nomination of directors by Section 2.16(a)(2) and (3). In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the board of directors, any such stockholder of record may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if such stockholder’s notice containing the information required by paragraph (a)(2) and (3) of this Section 2.16 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made by the Corporation of the date of the special meeting. In the event the Corporation calls a special meeting of stockholders for the purpose of business other than the election of one or more directors to the board of directors, any such stockholder of record may propose business (other than the election of one or more directors) if such stockholder’s notice containing the information regarding other business required by paragraph (a)(2) of this Section 2.16 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement by the Corporation is first made of the date of the special meeting. In no event shall the adjournment, recess, postponement, judicial stay or rescheduling of a special meeting (or the public announcement thereof) commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Any stockholder of record providing notice under this Section 2.16(b) shall be deemed to be a Noticing Stockholder for purposes of this Section 2.16, and any such stockholder that nominates any person under this Section 2.16(b) shall comply with Section 2.16(a)(6).

(c)    General. (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 2.16 or Section 2.17 shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before such meeting in accordance with the procedures set forth in Section 2.2 or this Section 2.16 or by the board of directors. The number of nominees a stockholder may nominate for election at a meeting may not exceed the number of directors to be elected at such meeting, and for the avoidance of doubt, no stockholder shall be entitled to make additional or substitute nominations following the expiration of the time periods set forth in Section 2.16(a)(2) or Section 2.16(b), as applicable. Except as otherwise provided by law, the Chairman of the meeting shall have the power and duty (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.16 or Section 2.17 (including whether a Noticing Stockholder or Covered Person solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such Noticing Stockholder’s Proposed Nominee or proposal in compliance with such Noticing Stockholder’s representation as required by clause (a)(2)(D) of this Section 2.16) and (b) if any proposed nomination or business was not made or proposed in compliance with this Section 2.16 or Section 2.17, as applicable, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.16, if the Noticing Stockholder (or a qualified representative of the Noticing Stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.16, to be considered a qualified representative of a stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(2)    For purposes of this Section 2.16, (A) “affiliate” and “associate” each shall have the respective meanings set forth in Rule 12b-2 under the Exchange Act; (B) “beneficial owner” or “beneficially owned” shall have the meaning set forth for such terms in Section 13(d) of the Exchange Act; (C) “close of business” shall mean 5:00 p.m. Eastern Time on any calendar day, whether or not the day is a business day; (D) “Covered Person” shall mean, with respect to a Noticing Stockholder and if different from such Noticing Stockholder, any beneficial owner of shares of stock of the Corporation on whose behalf such Noticing Stockholder is providing notice of any nomination or other business proposed, (i) any person directly or indirectly controlling, controlled by or under common control with such Noticing Stockholder or beneficial owner(s), (ii) any member of the immediate family of such Noticing Stockholder or beneficial owner(s) sharing the same household, (iii) any person or entity who is a member of a “group” (as such term is used in Rule 13d-5 under the Exchange Act (or any successor provision at law)) with, or is otherwise known by such Noticing Stockholder or other Covered Person to be acting in concert with, such Noticing Stockholder, such beneficial owner(s) or any other Covered Person with respect to the stock of the Corporation, (iv) any affiliate or associate of such Noticing Stockholder, such beneficial owner(s) or any other Covered Person, (v) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such Noticing Stockholder, such beneficial owner(s) or any other Covered Person with respect to any proposed business or nominations, as applicable, (vi) any beneficial owner of shares of capital stock of the Corporation owned of record by such Noticing Stockholder or any other Covered Person (other than a stockholder that is a depositary) and (vii) any Proposed Nominee; and (E) “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(3)    A Noticing Stockholder shall update such Noticing Stockholder’s notice provided under the foregoing provisions of this Section 2.16, if necessary, such that the information provided or required to be provided in such notice shall be true and correct as of (A) the record date for determining the stockholders entitled to receive notice of the meeting and (B) the date that is ten (10) business days prior to the meeting (or any postponement, rescheduling or adjournment thereof), and such update shall (I) be received by the Secretary at the principal executive offices of the Corporation (x) not later than the close of business five (5) business days after the record date for determining the stockholders entitled to receive notice of such meeting (in the case of an update required to be made under clause (A)) and (y) not later than the close of business seven (7) business days prior to the date for the meeting or, if practicable, any postponement, rescheduling or adjournment thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been postponed, rescheduled or adjourned) (in the case of an update required to be made pursuant to clause (B)), (II) be made only to the extent that information has changed since such Noticing Stockholder’s prior submission and (III) clearly identify the information that has changed since such Noticing Stockholder’s prior submission. For the avoidance of doubt, any information provided pursuant to this Section 2.16(c)(3) shall not be deemed to cure any deficiencies or inaccuracies in a notice previously delivered pursuant to this Section 2.16 and shall not extend the time period for the delivery of notice pursuant to this Section 2.16. If a Noticing Stockholder fails to provide such written update within such period, the information as to which such written update relates may be deemed not to have been provided in accordance with this Section 2.16.

(4)    If any information submitted pursuant to this Section 2.16 by any Noticing Stockholder nominating individuals for election or reelection as a director or proposing business for consideration at a stockholder meeting shall be inaccurate in any material respect (as determined by the board of directors or a committee thereof), such information shall be deemed not to have been provided in accordance with this Section 2.16. Any such Noticing Stockholder shall notify the Secretary in writing at the principal executive offices of the Corporation of any inaccuracy or change in any information submitted pursuant to this Section 2.16 (including if any Noticing Stockholder or any Covered Person no longer intends to solicit proxies in accordance with the representation made pursuant to Section 2.16(a)(2)(D)(v)) within two (2) business days after becoming aware of such inaccuracy or change, and any such notification shall clearly identify the inaccuracy or change, it being understood that no such notification may cure any deficiencies or inaccuracies with respect to any prior submission by such Noticing Stockholder. Upon written request of the Secretary on behalf of the board of directors (or a duly authorized committee thereof), any such Noticing Stockholder shall provide, within seven (7) business days after delivery of such request (or such other period as may be specified in such request), (A) written verification, reasonably satisfactory to the board of directors, any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by such Noticing

Stockholder pursuant to this Section 2.16 and (B) a written affirmation of any information submitted by such Noticing Stockholder pursuant to this Section 2.16 as of an earlier date. If a Noticing Stockholder fails to provide such written verification or affirmation within such period, the information as to which written verification or affirmation was requested may be deemed not to have been provided in accordance with this Section 2.16.

(5)    Notwithstanding anything herein to the contrary, if (A) any Nominating Stockholder or Covered Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to any Proposed Nominee and (B) (i) such Nominating Stockholder or Covered Person subsequently either (x) notifies the Corporation that such Nominating Stockholder or Covered Person no longer intends to solicit proxies in support of the election or reelection of such Proposed Nominee in accordance with Rule 14a-19(b) under the Exchange Act or (y) fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such Nominating Stockholder or Covered Person has met the requirements of Rule 14a-19(a)(3) under the Exchange Act in accordance with the following sentence) and (ii) no other Nominating Stockholder or Covered Person that has provided notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to such Proposed Nominee (x) to the Corporation’s knowledge based on information provided pursuant to Rule 14a-19 under the Exchange Act or these Bylaws, still intends to solicit proxies in support of the election or reelection of such Proposed Nominee in accordance with Rule 14a-19(b) under the Exchange Act and (y) has complied with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) under the Exchange Act and the requirements set forth in the following sentence, then the nomination of such Proposed Nominee shall be disregarded and no vote on the election of such Proposed Nominee shall occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation). Upon request by the Corporation, if any Nominating Stockholder or Covered Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such Nominating Stockholder or Covered Person shall deliver to the Secretary, no later than five (5) business days prior to the applicable meeting date, reasonable evidence that the requirements of Rule 14a-19(a)(3) under the Exchange Act have been satisfied.

(6)    Notwithstanding the foregoing provisions of this Section 2.16, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.16; provided however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this bylaw (including paragraphs (a)(1)(C) and (b) hereof), and compliance with this Section 2.16 shall be the exclusive means for a stockholder to make nominations (other than pursuant to Section 2.17) or submit other business (other than pursuant to Section 2.2 and matters brought properly under and in compliance with Rule 14a-8 of the Exchange Act, as may be amended from time to time). Nothing in this Section 2.16 shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (b) of the holders of any series of preferred stock of the Corporation to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

(7)    Any written notice, supplement, update or other information required to be delivered by a stockholder to the Corporation pursuant to this Section 2.16 must be given by personal delivery, by overnight courier or by registered or certified mail, postage prepaid, to the Secretary at the Corporation’s principal executive offices.

2.17    Proxy Access for Director Nominations.

(a)    Whenever the board of directors solicits proxies with respect to the election of directors at an annual meeting of stockholders, subject to the provisions of this Section 2.17, the Corporation shall include in its proxy statement for such annual meeting, in addition to any persons nominated for election by the board of directors or any committee thereof, the name, together with the Proxy Access Required Information (as hereinafter defined), of any person nominated for election (the “Stockholder Nominee”) to the board of directors by a stockholder or group of no more than twenty (20) stockholders that satisfies the requirements of this Section 2.17 (the “Eligible Stockholder”) and that expressly elects at the time of providing the notice required by this Section 2.17 (the “Notice of Proxy Access Nomination”) to have such nominee included in the Corporation’s proxy materials pursuant to this Section 2.17. For purposes of this Section 2.17, the “Proxy Access Required Information” that the Corporation will include in its proxy statement is (i) the information provided to the Secretary of the Corporation concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder, and (ii) if the Eligible Stockholder so elects, a Supporting Statement (as hereinafter defined). The Proxy Access Required Information must be provided with the Notice of Proxy Access Nomination. Nothing in this Section 2.17 shall limit the Corporation’s ability to solicit against any Stockholder Nominee or include in its proxy materials the Corporation’s own statements or other information relating to any Eligible Stockholder or Stockholder Nominee, including any information provided to the Corporation pursuant to this Section 2.17.

(b)    The maximum number of Stockholder Nominees nominated by all Eligible Stockholders that will be included in the Corporation’s proxy materials with respect to an annual meeting of stockholders shall not exceed the greater of (i) two (2) or (ii) twenty percent (20%) of the number of directors in office as of the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to and in accordance with this Section 2.17 (the “Final Proxy Access Nomination Date”) or, if such amount is not a whole number, the closest whole number below twenty percent (20%). In the event that one or more vacancies for any reason occurs on the board of directors after the Final Proxy Access Nomination Date but before the date of the annual meeting and the board of directors resolves to reduce the size of the board of directors in connection therewith, the maximum number of Stockholder Nominees included in the Corporation’s proxy materials shall be calculated based on the number of directors in office as so reduced. The maximum number of Stockholder Nominees provided for in this Section 2.17 for any annual meeting shall be reduced by (i) the number of directors (if any) in office as of the Final Proxy Access Nomination Date who were included in the Corporation’s proxy materials as a Stockholder Nominee for any of the two (2) preceding annual meetings of stockholders (including any individual counted as a Stockholder Nominee pursuant to the immediately succeeding sentence) and whom the board of directors decides to nominate for re-election to the board of directors at such annual meeting and (ii) the number of individuals (if any) who will be included in the Corporation’s proxy statement as nominees recommended by the board of directors pursuant to an agreement, arrangement or other understanding with a stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in a connection with an acquisition of capital stock from the Corporation by such stockholder or group of stockholders). For purposes of determining when the maximum number of Stockholder Nominees provided for in this Section 2.17 has been reached, each of the following persons shall be counted as one of the Stockholder Nominees:

(1)    any individual nominated by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 2.17 whose nomination is subsequently withdrawn; and

(2)    any individual nominated by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 2.17 whom the board of directors decides to nominate for election to the board of directors.

Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 2.17 shall rank such Stockholder Nominees based on the order in which the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy materials. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 2.17 exceeds the maximum number of Stockholder Nominees provided for in this Section 2.17, the highest ranking Stockholder Nominee who meets the requirements of this Section 2.17 from each Eligible Stockholder will be selected for inclusion in the Corporation’s proxy materials until the maximum number is reached, going in order of the amount (largest to smallest) of shares of capital stock of the Corporation each Eligible Stockholder disclosed as owned in its Notice of Proxy Access Nomination. If the maximum number is not reached after the highest ranking Stockholder Nominee who meets the requirements of this Section 2.17 from each Eligible Stockholder has been selected, then the next highest ranking Stockholder Nominee who meets the requirements of this Section 2.17 from each Eligible Stockholder will be selected for inclusion in the Corporation’s proxy materials, and this process will continue as many times as necessary, following the same order each time, until the maximum number is reached.

(c)    In order to make a nomination pursuant to this Section 2.17, an Eligible Stockholder must have continuously owned (as hereinafter defined) for at least three (3) years as of the date the Notice of Proxy Access Nomination is delivered to, or mailed and received by, the Secretary of the Corporation in accordance with this Section 2.17 (the “Minimum Holding Period”) a number of shares of capital stock of the Corporation that represents at least three percent (3%) of the voting power of the shares of capital stock of the Corporation entitled to vote in the election of directors (the “Required Shares”), and must continue to own the Required Shares through the date of the annual meeting. For purposes of this Section 2.17, an Eligible Stockholder shall be deemed to “own” only those outstanding shares of capital stock of the Corporation as to which the stockholder possesses both (A) the full voting and investment rights pertaining to the shares, and (B) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided, however, that the number of shares calculated in accordance with the immediately preceding clauses (A) and (B) shall not include any shares:

(1)    sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed;

(2)    borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell; or

(3)    subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar instrument or agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding stock of the Corporation, if, in any such case, such instrument or agreement has, or is intended to have, the purpose or effect of: (i) reducing in any manner, to any extent or at any time in the future, such stockholder’s or its affiliates’ full right to vote or direct the voting of any such shares, and/or (ii) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such stockholder or affiliate.

A stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A person’s ownership of shares shall be deemed to continue during any period in which (i) the stockholder has loaned such shares, provided that the person has the power to recall such loaned shares on five (5) business days’ notice or (ii) the stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the stockholder. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the stock of the Corporation are “owned” for these purposes shall be determined by the board of directors or any committee thereof. For purposes of this Section 2.17, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the Exchange Act.

(d)    Requirements for a Group.

(1)    Whenever the Eligible Stockholder consists of a group of stockholders: (A) a group of funds under common management and control shall be treated as one stockholder; (B) each provision in this Section 2.17 that requires the Eligible Stockholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each stockholder (including each individual fund that is a member of a group of funds treated as one stockholder) that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions (except that the members of such group may aggregate their shareholdings in order to meet the three percent (3%) ownership requirement of the “Required Shares” definition); (C) a breach of any obligation, agreement or representation under this Section 2.17 by any member of such group shall be deemed a breach by the Eligible Stockholder; and (D) the Notice of Proxy Access Nomination must designate one member of the group for purposes of receiving communications, notices and inquiries from the Corporation and otherwise authorize such member to act on behalf of all members of the group with respect to all matters relating to the nomination under this Section 2.17 (including withdrawal of the nomination).

(2)    Whenever the Eligible Stockholder consists of a group of stockholders aggregating their shareholdings in order to meet the three percent (3%) ownership requirement of the “Required Shares” definition in clause (c) of this Section 2.17: (A) such ownership shall be determined by aggregating the lowest number of shares continuously owned by each such stockholder during the Minimum Holding Period; and (B) the Notice of Proxy Access Nomination must indicate, for each such stockholder, such lowest number of shares continuously owned by such stockholder during the Minimum Holding Period.

(3)    Any group of funds whose shares are aggregated for purposes of constituting an Eligible Stockholder must, within five (5) business days after the date of the Notice of Proxy Access Nomination, provide documentation reasonably satisfactory to the Corporation that demonstrates that the funds are under common management and investment control. No person may be a member of more than one group of stockholders constituting an Eligible Stockholder with respect to any annual meeting. For the avoidance of doubt, a stockholder may withdraw from a group of stockholders constituting an Eligible Stockholder at any time prior to the annual meeting and if, as a result of such withdrawal, the Eligible Stockholder no longer owns the Required Shares, the nomination shall be disregarded as provided in clause (j)(1)(H) of this Section 2.17.

(e)    Nominations by stockholders pursuant to this Section 2.17 must be made pursuant to timely notice to the Secretary of the Corporation in accordance with this Section 2.17. To be timely, a Notice of Proxy Access Nomination must be delivered to, or mailed and received by, the Secretary of the Corporation at, the principal executive offices of the Corporation not earlier than the close of business on the one hundred fiftieth (150th) day nor later than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the date (as stated in the Corporation’s proxy materials) the definitive proxy statement was first made available to stockholders in connection with the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, a Notice of Proxy Access Nomination to be timely must be received not earlier than the close of business on the one hundred fiftieth (150th) day prior to such annual meeting and not later than the close of business on the later of the one hundred twentieth (120th) day prior to such annual meeting or the tenth (10) day following the date on which notice of the date of the meeting was mailed or public announcement of the meeting was made, whichever first occurs. In no event shall the adjournment or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a Notice of Proxy Access Nomination pursuant to this Section 2.17.

(f)    To be in proper form for purposes of this Section 2.17, the Notice of Proxy Access Nomination must include or be accompanied by the following:

(1)    the information and representations that would be required to be set forth in a stockholder’s notice of a nomination pursuant to Section 2.16;

(2)    the written consent of each Stockholder Nominee to be named in the proxy statement as a nominee and to serve as a director if elected, in form and substance reasonably satisfactory to the Corporation;

(3)    in form and substance reasonably satisfactory to the Corporation, one or more written statements from the record holder of the Required Shares (and from each intermediary through which the Required Shares are or have been held during the Minimum Holding Period) verifying that, as of a date within seven (7) calendar days prior to the date the Notice of Proxy Access Nomination is delivered to, or mailed and received by, the Secretary of the Corporation, the Eligible Stockholder owns, and has owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Stockholder’s agreement to provide one or more written statements from the record holder and such intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date for determining the stockholders entitled to receive notice of the annual meeting, which statements must be provided within five (5) business days after the record date;

(4)    a copy of the Schedule 14N that has been filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act;

(5)    a representation in form and substance reasonably satisfactory to the Corporation that the Eligible Stockholder: (A) will continue to hold the Required Shares through the date of the annual meeting; (B) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Corporation, and does not presently have such intent; (C) has not nominated and will not nominate for election to the board of directors at the annual meeting any person other than the Stockholder Nominee(s) it is nominating pursuant to this Section 2.17; (D) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the board of directors; (E) has not distributed and will not distribute to any stockholder of the Corporation any form of proxy for the annual meeting other than the form distributed by the Corporation; (F) has complied and will comply with all laws and regulations applicable to solicitations and the use, if any, of soliciting material in connection with the annual meeting; (G) will file with the Securities and Exchange Commission any solicitation or other communication with the Corporation’s stockholders relating to the meeting at which the Stockholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act; and (H) has provided and will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make such information, in light of the circumstances under which it was or will be made or provided, not misleading;

(6)    an undertaking in form and substance reasonably satisfactory to the Corporation that the Eligible Stockholder agrees to: (A) assume all liability stemming from any legal or regulatory violation arising out of communications with the stockholders of the Corporation by the Eligible Stockholder, its affiliates and associates or their respective agents and representatives, either before or after providing a Notice of Proxy Access Nomination pursuant to this Section 2.17, or out of the facts, statements or other information that the Eligible Stockholder or its Stockholder Nominee(s) provided to the Corporation in connection with the inclusion of such Stockholder Nominee(s) in the Corporation’s proxy materials; and (B) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 2.17; and

(7)    a written representation and agreement in form and substance reasonably satisfactory to the Corporation from each Stockholder Nominee that such Stockholder Nominee: (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such Stockholder Nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such Stockholder Nominee’s ability to comply, if elected as a director of the Corporation, with such Stockholder Nominee’s fiduciary duties under applicable law; (B) has not been during the past three (3) years, is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Stockholder Nominee that has not been disclosed to the Corporation, and is not and will not become a party to any agreement, arrangement or understanding with any person other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director; (C) has read, would be in compliance with if elected as a director of the Corporation and will comply with the Corporation’s Code of Conduct, Corporate Governance Guidelines, stock ownership guidelines, insider trading policy and any other policies or guidelines of the Corporation applicable to directors; and (D) will make such other acknowledgments, enter into such agreements and provide such information as the board of directors requires of all directors, including promptly submitting all completed and signed questionnaires required of the Corporation’s directors.

(g)    In addition to the information required pursuant to clause (f) of this Section 2.17 or any other provision of these Bylaws, the Corporation also may require each Stockholder Nominee to furnish any other information:

(1)    as may reasonably be required by the Corporation to determine the eligibility of the Stockholder Nominee to serve as an independent director of the Corporation in accordance with the Corporation’s Corporate Governance Guidelines or the applicable listing requirements of any securities exchange on which the Corporation’s capital stock is listed for trading;

(2)    that could be material to a reasonable stockholder’s understanding of the independence or lack of independence of the Stockholder Nominee; or

(3)    that may reasonably be required to determine the eligibility of such Stockholder Nominee to serve as a director of the Corporation.

(h)    The Eligible Stockholder may, at its option, provide to the Secretary of the Corporation, at the time the Notice of Proxy Access Nomination is provided, a written statement, not to exceed 500 words, in support of the Stockholder Nominee(s)’ candidacy (a “Supporting Statement”). Only one Supporting Statement may be submitted by an Eligible Stockholder (including any group of stockholders together constituting an Eligible Stockholder) in support of its Stockholder Nominee(s). Notwithstanding anything to the contrary contained in this Section 2.17, the Corporation may omit from its proxy materials any information or Supporting Statement (or portion thereof) that it believes would violate any applicable law or regulation.

(i)    In the event that any information provided by an Eligible Stockholder or a Stockholder Nominee to the Corporation or its stockholders ceases to be true and correct in all material respects or omits a material fact necessary to make such information, in light of the circumstances under which it was made or provided, not misleading, such Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of the Corporation of any defect in such previously provided information and of the information that is required to correct any such defect; it being understood that providing such notification shall not be deemed to cure any such defect or limit the remedies available to the Corporation relating to any such defect (including the right to omit a Stockholder Nominee from its proxy materials pursuant to this Section 2.17). In addition, any person providing any information pursuant to this Section 2.17 shall further update and supplement such information, if necessary, so that all such information shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the annual meeting and as of the date that is ten (10) business days prior to the annual meeting or any adjournment or postponement thereof, and such update and supplement (or a written certification that no such updates or supplements are necessary and that the information previously provided remains true and correct as of the applicable date) shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for determining the stockholders entitled to receive notice of the annual meeting (in the case of the update and supplement required to be made as of the record date), and not later than seven (7) business days prior to the date of the annual meeting or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting).

(j)    Other Reasons to Exclude Stockholder Nominee.

(1)    Notwithstanding anything to the contrary contained in this Section 2.17, the Corporation shall not be required to include, pursuant to this Section 2.17, a Stockholder Nominee in its proxy materials: (A) for any meeting of stockholders for which the Secretary of the Corporation receives notice that the Eligible Stockholder or any other stockholder intends to nominate one or more persons for election to the board of directors pursuant to the advance notice requirements for stockholder nominees set forth in Section 2.16; (B) if such Stockholder Nominee would not be an independent director under the Corporation’s Corporate Governance Guidelines or the applicable listing requirements of any securities exchange on which the Corporation’s capital stock is listed for trading, as determined by the board of directors or any committee thereof; (C) if such Stockholder Nominee’s election as a member of the board of directors would cause the Corporation to be in violation of these Bylaws, the Certificate of Incorporation, the applicable listing requirements of any securities exchange on which the Corporation’s capital stock is listed for trading, or any applicable state or federal law, rule or regulation; (D) if such Stockholder Nominee is or has been, within the past three (3) years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914; (E) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years; (F) if such Stockholder Nominee is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the

Securities Act of 1933, as amended; (G) if such Stockholder Nominee or the Eligible Stockholder who nominated such Stockholder Nominee provides any facts, statements or other information to the Corporation or its stockholders required or requested pursuant to this Section 2.17 that is not true and correct in all material respects or that omits a material fact necessary to make such information, in light of the circumstances in which it is made or provided, not misleading; or (H) if such Stockholder Nominee or the Eligible Stockholder who nominated such Stockholder Nominee otherwise contravenes any of the agreements or representations made by such Stockholder Nominee or Eligible Stockholder or fails to comply with its obligations pursuant to this Section 2.17.

(2)    Notwithstanding anything to the contrary contained in this Section 2.17, if either: (A) a Stockholder Nominee and/or the applicable Eligible Stockholder breaches any of its or their obligations, agreements or representations under this Section 2.17; or (B) the Stockholder Nominee otherwise becomes ineligible for inclusion in the Corporation’s proxy materials pursuant to this Section 2.17 or dies, becomes disabled or is otherwise disqualified from being nominated for election or serving as a director of the Corporation, in each case under this clause (b) as determined by the board of directors, any committee thereof or the chairperson of the annual meeting, then: (i) the Corporation may omit or, to the extent feasible, remove the information concerning such Stockholder Nominee and the related Supporting Statement from its proxy materials and/or otherwise communicate to its stockholders that such Stockholder Nominee will not be eligible for election at the annual meeting; (ii) the Corporation shall not be required to include in its proxy materials for that annual meeting any successor or replacement nominee proposed by the applicable Eligible Stockholder or any other Eligible Stockholder; and (iii) the board of directors or the chairperson of the annual meeting shall declare such nomination to be invalid, such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation and the named proxies will not vote any proxies received from stockholders with respect to such Stockholder Nominee. In addition, if the Eligible Stockholder (or a representative thereof) does not appear at the annual meeting to present any nomination pursuant to this Section 2.17, such nomination shall be disregarded as provided in the immediately preceding clause (iii).

(3)    Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting, or (ii) does not receive at least twenty five percent (25%) of the votes cast in favor of such Stockholder Nominee’s election, will be ineligible to be a Stockholder Nominee pursuant to this Section 2.17 for the next two (2) annual meetings of stockholders.

ARTICLE 3

DIRECTORS

3.1    Management. The business and property of the Corporation shall be managed by the board of directors. Subject to the restrictions imposed by law, the Certificate of Incorporation, or these Bylaws, the board of directors may exercise all the powers of the Corporation.

3.2    Number; Qualification; Term. Except as otherwise provided in the Certificate of Incorporation, the number of directors which shall constitute the entire board of directors shall be determined by resolution of the board of directors. Except as otherwise required by law, the Certificate of Incorporation, or these Bylaws, the directors shall be elected at an annual meeting of stockholders at which a quorum is present. Each director so chosen shall hold office until the first annual meeting of stockholders held after his election and until his successor is elected and qualified or, if earlier, until his death, resignation, or removal from office. None of the directors need be a stockholder of the Corporation or a resident of the State of Delaware. Each director must have attained the age of majority.

3.3    Change in Number. No decrease in the number of directors constituting the entire board of directors shall have the effect of shortening the term of any incumbent director.

3.4    Vacancies. Vacancies and newly-created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by the sole remaining director, and each director so chosen shall hold office until the first annual meeting of stockholders held after his election and until his successor is elected and qualified or, if earlier, until his death, resignation, or removal from office. If there are no directors in office, an election of directors may be held in the manner provided by statute. Except as otherwise provided in these Bylaws, when one or more directors shall resign from the board of directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in these Bylaws with respect to the filling of other vacancies.

3.5    Meetings of Directors. The directors may hold their meetings and may have an office and keep the books of the Corporation, except as otherwise provided by statute, in such place or places within or without the State of Delaware as the board of directors may from time to time determine or as shall be specified in the notice of such meeting or duly executed waiver of notice of such meeting.

3.6    First Meeting. Each newly elected board of directors may hold its first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after and at the same place as the annual meeting of stockholders, and no notice of such meeting shall be necessary.

3.7    Election of Officers. At the first meeting of the board of directors after each annual meeting of stockholders at which a quorum shall be present, the board of directors shall elect the officers of the Corporation.

3.8    Regular Meetings. Regular meetings of the board of directors shall be held at such times and places as shall be designated from time to time by resolution of the board of directors. Notice of such regular meetings shall not be required.

3.9    Special Meetings. Special meetings of the board of directors shall be held whenever called by the Chairman of the Board, the Chief Executive Officer, the President, or by written request of one-third of the directors then in office.

3.10    Notice. The Secretary shall give notice of each special meeting to each director at least 24 hours before the meeting. Waiver of notice may be given as provided in Section 5.2.

3.11    Quorum; Majority Vote. At all meetings of the board of directors, a majority of the directors fixed in the manner provided in these Bylaws shall constitute a quorum for the transaction of business. If at any meeting of the board of directors there be less than a quorum present, a majority of those present or any director solely present may adjourn the meeting from time to time without further notice. Unless the act of a greater number is required by law, the Certificate of Incorporation, or these Bylaws, the act of a majority of the directors present at a meeting at which a quorum is in attendance shall be the act of the board of directors. At any time that the Certificate of Incorporation provides that directors elected by the holders of a class or series of stock shall have more or less than one vote per director on any matter, every reference in these Bylaws to a majority or other proportion of directors shall refer to a majority or other proportion of the votes of such directors.

3.12    Telephone Meetings. Members of the board of directors, or members of a committee of the board of directors, may participate in and hold a meeting of the board of directors, or committee, by means of a conference telephone or similar communications equipment by means of which persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

3.13    Action without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or by these Bylaws, any action required or permitted to be taken at a meeting of the board of directors, or of any committee of the board of directors, may be taken without a meeting if a consent or consents in writing or by electronic transmission, setting forth the action so taken, shall be signed by all the directors or all the committee members, as the case may be, entitled to vote with respect to the subject matter thereof, and such consent shall have the same force and effect as a vote of such directors or committee members, as the case may be, and may be stated as such in any certificate or document filed with the Secretary of State of the State of Delaware or in any certificate delivered to any person. Such consent or consents shall be filed with the minutes of proceedings of the board or committee, as the case may be.

3.14    Procedure. At meetings of the board of directors, business shall be transacted in such order as from time to time the board of directors may determine. The board of directors shall annually elect by a majority vote of the board at which a quorum shall be present one of its members to be Chairman of the Board and shall fill any vacancy in the position of the Chairman of the Board at such time as the board of directors shall determine. The Chairman of the Board may but need not be an officer of or employed in an executive or any other capacity by the Corporation. The Chairman of the Board, if such office has been filled, and, if not or if the Chairman of the Board is absent or otherwise unable to act, the Chief Executive Officer, shall preside at all meetings of the board of directors; provided, however, if such office has not been filled or if the Chief Executive Officer is absent or otherwise unable to act, the President shall preside at all meetings of the board of directors. In the absence or inability to act of either such officer, a Chairman shall be chosen by the board of directors from among the directors present. The Secretary of the Corporation shall act as the secretary of each meeting of the board of directors unless the board of directors appoints another person to act as secretary of the meeting. The board of directors shall keep regular minutes of its proceedings which shall be placed in the minute book of the Corporation.

3.15    Presumption of Assent. A director of the Corporation who is present at the meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward any dissent by certified or registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

3.16    Compensation. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the board of directors shall have the authority to fix the compensation, including fees and reimbursement of expenses, or a stated salary paid to directors for attendance at regular or special meetings of the board of directors or any committee thereof; provided, that nothing contained herein shall be construed to preclude any director from serving the Corporation in any other capacity or receiving compensation therefor.

ARTICLE 4

COMMITTEES

4.1    Designation. The board of directors may, by resolution adopted by a majority of the entire board of directors, designate one or more committees and shall designate a chairperson for each committee.

4.2    Number; Qualification; Term. Each committee shall consist of one or more directors appointed by resolution adopted by a majority of the entire board of directors. The number of committee members may be increased or decreased from time to time by resolution adopted by a majority of the entire board of directors. Each committee member shall serve as such until the earliest of (i) the expiration of his term as director, (ii) his resignation as a committee member or as a director, or (iii) his removal as a committee member or as a director.

4.3    Authority. Each committee, to the extent expressly provided in the resolution establishing such committee, shall have and may exercise all of the authority of the board of directors in the management of the business of the Corporation except to the extent expressly restricted by law, the Certificate of Incorporation, or these Bylaws.

4.4    Committee Changes. The board of directors shall have the power at any time to fill vacancies in, to change the membership of, and to discharge any committee.

4.5    Alternate Members of Committees. The board of directors may designate one or more directors as alternate members of any committee. Any such alternate member may replace any absent or disqualified member at any meeting of the committee.

4.6    Regular Meetings. Regular meetings of any committee may be held without notice at such time and place as may be designated from time to time by the committee and communicated to all members thereof.

4.7    Special Meetings. Special meetings of any committee may be held whenever called by the Chairman thereof. The committee member calling any special meeting shall cause notice of such special meeting, including therein the time and place of such special meeting, to be given to each committee member at least 24 hours before such special meeting. Neither the business to be transacted at, nor the purpose of, any special meeting of any committee need be specified in the notice or waiver of notice of any special meeting. Waiver of notice may be given as provided in Section 5.2.

4.8    Quorum; Majority Vote. At meetings of any committee, a majority of the number of members designated by the board of directors shall constitute a quorum for the transaction of business; provided, however, that any alternative member(s) may be counted in lieu of an absent or disqualified member in determining the presence of a quorum. If a quorum is not present at a meeting of any committee, a majority of the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. The act of a majority of the members present at any meeting at which a quorum is in attendance shall be the act of a committee, unless the act of a greater number is required by law, the Certificate of Incorporation, or these Bylaws.

4.9    Minutes. Each committee shall cause minutes of its proceedings to be prepared and shall report the same to the board of directors upon the request of the board of directors. The minutes of the proceedings of each committee shall be delivered to the Secretary of the Corporation for placement in the minute books of the Corporation.

4.10    Compensation. Committee members may, by resolution of the board of directors, be allowed a fixed sum and expenses of attendance, if any, for attending any committee meetings or a stated salary.

4.11    Responsibility. The designation of any committee and the delegation of authority to it shall not operate to relieve the board of directors or any director of any responsibility imposed upon it or such director by law.

ARTICLE 5

NOTICE

5.1    Method. Whenever by statute, the Certificate of Incorporation, or these Bylaws, notice is required to be given to any committee member or director and no provision is made as to how such notice shall be given, personal notice shall not be required and any such notice may be given (a) in writing, by mail, postage prepaid, addressed to such committee member or director at his or its address as it appears on the books, or (b) by any other method permitted by law (including but not limited to overnight courier service, telefax, or electronic transmission). Any notice required or permitted to be given by mail shall be deemed to be delivered and given at the time when the same is deposited in the United States mail as aforesaid. Any notice required or permitted to be given by overnight courier service shall be deemed to be delivered and given at the time delivered to such service with all charges prepaid and addressed as aforesaid. Any notice required or permitted to be given by telefax or other electronic transmission shall be deemed to be delivered and given at the time transmitted with all charges prepaid and addressed as aforesaid.

5.2    Waiver. Whenever any notice is required to be given to any director or committee member of the Corporation by statute, the Certificate of Incorporation, or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice or a waiver by electronic transmission by the person entitled to notice. Attendance of a director, or committee member at a meeting shall constitute a waiver of notice of such meeting, except where such person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of directors or committee members need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or these Bylaws.

ARTICLE 6

OFFICERS

6.1    Number; Titles; Term of Office. The officers of the Corporation shall be such officers as the board of directors may from time to time elect or appoint, which may include a Chairman of the Board, a Chief Executive Officer, a Chief Operating Officer, a Chief Financial Officer, President, a Secretary, one or more Vice Presidents (with each Vice President to have such descriptive title, if any, as the board of directors shall determine), and a Treasurer. Each officer shall hold office until his successor shall have been duly elected and shall have qualified, until his death, or until he shall resign or shall have been removed in the manner hereinafter provided. Any two or more offices may be held by the same person. None of the officers need be a stockholder or a director of the Corporation or a resident of the State of Delaware.

6.2    Removal. Any officer or agent elected or appointed by the board of directors may be removed by the board of directors by the affirmative vote of a majority of the board of directors at which a quorum is present or by an authorized committee thereof whenever in its judgment the best interest of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

6.3    Suspension. Subject to any contractual limitations, the Chief Executive Officer or such other officer having comparable authority as determined by the board of directors may suspend the powers, authority, responsibilities and compensation of any employee, including elected officer, for a period of time sufficient to permit the board of directors or appropriate committee of the board of directors a reasonable opportunity to consider and act upon a resolution relating to the reinstatement, further suspension, or removal of such person.

6.4    Vacancies. Any vacancy occurring in any office of the Corporation (by death, resignation, removal, or otherwise) may be filled by the board of directors.

6.5    Authority. Officers shall have such authority and perform such duties in the management of the Corporation as are provided in these Bylaws or as may be determined by resolution of the board of directors not inconsistent with these Bylaws.

6.6    Compensation. The compensation, if any, of officers and agents shall be fixed from time to time by the board of directors; provided, however, that the board of directors may delegate the power to determine the compensation of any officer and agent (other than the officer to whom such power is delegated) to the Chairman of the Board, the Chief Executive Officer, the President or such other officers as determined by the board of directors.

6.7    Chairman of the Board. The Chairman of the Board, if elected by the board of directors, shall have such powers and duties as designated in these Bylaws and as may be prescribed by the board of directors. Such officer shall preside at all meetings of the stockholders and of the board of directors. Such officer may sign all certificates for shares of capital stock of the Corporation. The board of directors may also appoint a Vice Chairman or vice chairmen to serve in the absence of the Chairman.

6.8    Chief Executive Officer. Subject to the direction and authority of the board of directors, the Chief Executive Officer shall have general executive charge, management and control of the properties, business and operations of the Corporation with all such powers as may be reasonably incident to such responsibilities; he may agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation and may sign all certificates for shares of capital stock of the Corporation. Unless the board of directors otherwise determines, he shall, in the absence of the Chairman of the Board, preside at all meetings of the stockholders and of the board of directors; and he shall have such powers and duties as designated in accordance with these Bylaws and as from time to time be assigned to him by the board of directors. The Chief Executive Officer may from time to time delegate any of the aforementioned duties and responsibilities in accordance with these Bylaws to any officer who directly or indirectly reports to him.

6.9    President. The President or such other officer as determined by the board of directors shall have charge of such properties, business, and operations of the Corporation as may be assigned to him from time to time in accordance with these Bylaws by the Chief Executive Officer, as well as all such powers as may be reasonably incident to such charge and he shall have the authority to agree upon and execute all leases, contracts, evidences of indebtedness, and other obligations in the name of the Corporation. Unless the board of directors otherwise determines, he shall, in the absence of the Chairman of the Board and the Chief Executive Officer, preside at all meetings of the stockholders and of the board of directors; and he shall have such other powers and duties as designated in accordance with these Bylaws and as from time to time be assigned to him by the board of directors. The President shall report directly to the Chief Executive Officer or such other officer as determined by the board of directors.

6.10    Chief Operating Officer. The Chief Operating Officer or such other officer as determined by the board of directors shall have charge of such properties, business, and operations of the Corporation as may be assigned to him from time to time in accordance with these Bylaws by the board of directors, the Chief Executive Officer or such other officer as determined by the board of directors.

6.11    Chief Financial Officer. The Chief Financial Officer or such other officer as determined by the board of directors shall have general charge of the financial affairs of the Corporation, as well as all such powers as may be reasonably incident to such charge and he shall have the authority to agree upon and execute all leases, contracts, evidences of indebtedness, and other obligations in the name of the Corporation. He shall render such accounts and reports as may be required by the board of directors or any committee of the board. The financial records, books and accounts of the Corporation shall be maintained subject to his direct or indirect supervision. The Chief Financial Officer shall report directly to the Chief Executive Officer or such other officer as determined by the board of directors.

6.12    Vice Presidents. The vice presidents shall have charge of such properties, business, and operations of the Corporation as may be assigned to them from time to time by the board of directors, the Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer or such other officer as determined by the board of directors, as well as such powers as may be reasonably incident to such charge. A vice president shall report directly to the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer or such other officer as determined by the board of directors.

6.13    Treasurer. The Treasurer or such other officer as determined by the board of directors shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the board of directors. He shall disburse the funds of the Corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the board of directors, he shall give the Corporation a bond, at the expense of the Company, in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation. The Treasurer shall perform such other duties as may be prescribed by the board of directors, the Chairman of the Board, the Chief Executive Officer, the President or such other officer as determined by the board of directors. In the absence of a duly appointed Treasurer, the Chief Financial Officer of the Corporation or such other officer as determined by the board of directors shall perform the duties of Treasurer.

6.14    Assistant Treasurers. The Assistant Treasurer, or if there shall be more than one, the assistant treasurers, in the order determined by the board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the board of directors, the Chairman of the Board, the Chief Executive Officer, the President or such other officer as determined by the board of directors may from time to time prescribe. In the absence of a duly appointed Assistant Treasurer, the Chief Financial Officer of the Corporation or such other officer as determined by the board of directors shall perform the duties of Assistant Treasurer.

6.15    Secretary. The Secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. When required to be given, he shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors under whose supervision he shall be. He shall have custody of the corporate seal of the Corporation and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary, and he may sign with the Chairman of the Board, the Chief Executive Officer or the President, in the name of the Corporation, all contracts of the Corporation. The board of directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

6.16    Assistant Secretaries. The Assistant Secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of his inability or refusal to act, or if such powers shall be delegated him by the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the board of directors, the Chairman of the Board, the Chief Executive Officer, the President or such other officer as determined by the board of directors may from time to time prescribe.

ARTICLE 7

CERTIFICATES AND SHAREHOLDERS

7.1    Certificates for Shares. (a) The shares of capital stock of the Corporation shall be represented by a certificate or shall be uncertificated. Certificates for shares of capital stock of the Corporation shall be in such form as shall be approved by the board of directors. The certificates shall be signed by the Chairman or Vice Chairman of the Board, or the President or a Vice President and also by the Secretary or an Assistant Secretary or by the Treasurer or an Assistant Treasurer. Upon the face or back of each stock certificate issued to represent any partly paid shares of capital stock of the Corporation, or upon the books and records of the Corporation in the case of uncertificated partly paid shares of capital stock of the Corporation, shall be set forth the number and class of such shares and the par value of such shares or a statement that such shares are without par value.

(b)    If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock; provided that, except as otherwise provided in Section 202 of the Delaware General

Corporation Law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

(c)    Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth stated on certificates pursuant to Section 151, 156, 202(a) or 218(a) of the Delaware General Corporation Law or a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

(d)    Notwithstanding any other provision of this Article VII, the Corporation may adopt a system of issuance, recordation and transfer of its shares by electronic or other means not involving any issuance of certificates, provided the use of such system by the Corporation is permitted in accordance with applicable law.

7.2    Signatures. Any and all signatures on the certificate may be a facsimile and may be sealed with the seal of the Corporation or a facsimile thereof. If any officer, transfer agent, or registrar who has signed, or whose facsimile signature has been placed upon, a certificate has ceased to be such officer, transfer agent, or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

7.3    Replacement of Lost, or Destroyed Certificates. The board of directors may direct a new certificate or certificates to be issued in place of a certificate or certificates theretofore issued by the Corporation and alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate or certificates representing shares to be lost or destroyed. When authorizing such issue of a new certificate or certificates the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond with a surety or sureties satisfactory to the Corporation in such sum as it may direct as indemnity against any claim, or expense resulting from a claim, that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost or destroyed.

7.4    Transfer of Shares. Shares of capital stock of the Corporation shall be transferable only on the books of the Corporation by the holders thereof in person or by their duly authorized attorneys or legal representatives. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares of capital stock of the Corporation duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, the Corporation or its transfer agent shall issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares of capital stock of the Corporation, the Corporation or the transfer agent shall cancel such uncertificated shares and shall issue new equivalent uncertificated or certificated shares of capital stock of the Corporation to the person entitled thereto, and record the transaction upon its books.

7.5    Registered Stockholders. The Corporation shall be entitled to treat the holder of record of any share or shares of capital stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

7.6    Regulations. The board of directors shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer, and registration or the replacement of certificates for shares of capital stock of the Corporation.

7.7    Legends. The board of directors shall have the power and authority to provide that certificates representing shares of capital stock bear such legends as the board of directors deems appropriate to assure that the Corporation does not become liable for violations of federal or state securities laws or other applicable law.

ARTICLE 8

INDEMNIFICATION

8.1    Right of Indemnification. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines, awards and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the fullest extent permitted by the Delaware General Corporation Law as amended from time to time.

8.2    Advancement of Expenses. Expenses incurred by an officer or director in defending or in preparation for a civil, criminal, administrative or investigative action, suit or proceeding, arbitration, mediation or claim in respect thereof (collectively, “Actions”) shall be paid by the Corporation in advance of the final disposition of such Action upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VIII. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate. As used in this Article VIII, “expenses” shall mean any direct out-of-pocket costs reasonably related to such Action, including, without limitation, attorneys’ fees, fees of consultants, advisors and expert witnesses, and related charges.

8.3    Non-Exclusive Right. The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Corporation’s Certificate of Incorporation or any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

8.4    Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VIII.

8.5    Meaning of Terms. (a) For purposes of this Article VIII, references to “the Corporation” shall include, in addition to the Corporation or the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent or another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the Corporation or surviving or resulting corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(b)    For purposes of this Article VIII, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VIII.

8.6    Continuing Right. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

8.7    Other Indemnification. If this Article VIII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer, employee or agent of the Corporation as to any expenses, judgments, fines, awards and amounts paid in settlement with respect to any Action, including an Action by or in the right of the Corporation, to the full extent permitted by an applicable portion of this Article VIII that shall not have been invalidated and to the full extent permitted by applicable law.

8.8    Amendment or Repeal. No amendment, termination or repeal of this Article VIII or of relevant provisions of the Delaware General Corporation Law or any other applicable law shall affect or diminish in any way the rights of any director, officer, employee or agent of the Corporation to indemnification under the provisions hereof with respect to any Actions arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

ARTICLE 9

MISCELLANEOUS PROVISIONS

9.1    Dividends. Subject to provisions of law and the Certificate of Incorporation, dividends may be declared by the board of directors at any regular or special meeting and may be paid in cash, in property, or in shares of capital stock of the Corporation. Such declaration and payment shall be at the discretion of the board of directors.

9.2    Reserves. There may be created by the board of directors out of funds of the Corporation legally available therefor such reserve or reserves as the directors from time to time, in their discretion, consider proper to provide for contingencies, to equalize dividends, or to repair or maintain any property of the Corporation, or for such other purpose as the board of directors shall consider beneficial to the Corporation, and the board of directors may modify or abolish any such reserve in the manner in which it was created.

9.3    Books and Records. The Corporation shall keep correct and complete books and records of account, shall keep minutes of the proceedings of its stockholders and board of directors and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares of capital stock of the Corporation held by each.

9.4    Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the board of directors.

9.5    Seal. The seal of the Corporation shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

9.6    Resignations. Any director, committee member, or officer may resign by so stating at any meeting of the board of directors or by giving written notice to the board of directors, the Chairman of the Board, the Chief Executive Officer, the President, or the Secretary. Such resignation shall take effect at the time specified therein or, if no time is specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

9.7    Securities of Other Corporations. The Chief Executive Officer (or any other officer designated by the board of directors) shall have the power and authority to transfer, endorse for transfer, vote, consent, or take any other action with respect to any securities of another issuer which may be held or owned by the Corporation and to make, execute, and deliver any waiver, proxy, or consent with respect to any such securities.

9.8    Transactions with the Corporation. No contract or other transaction between the Corporation and one or more of its directors and officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable, solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board of directors or committee which authorizes the contract or transaction, or solely because any such director’s or officer’s votes are counted for such purposes if (i) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum, (ii) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders, or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

9.9    Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

9.10    Invalid Provisions. If any part of these Bylaws shall be held invalid or inoperative for any reason, the remaining parts, so far as it is possible and reasonable, shall remain valid and operative.

9.11    Mortgages, etc.With respect to any deed, deed of trust, mortgage, or other instrument executed by the Corporation through its duly authorized officer or officers, the attestation to such execution by the Secretary of the Corporation shall not be necessary to constitute such deed, deed of trust, mortgage, or other instrument a valid and binding obligation against the Corporation unless the resolutions, if any, of the board of directors authorizing such execution expressly state that such attestation is necessary.

9.12    Headings. The headings used in these Bylaws have been inserted for administrative convenience only and do not constitute matter to be construed in interpretation.

9.13    References. Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender should include each other gender where appropriate.

9.14    Amendments. These Bylaws may be altered, amended, or repealed or new Bylaws may be adopted by (i) the affirmative vote of a majority of the directors of the Corporation (A) at any regular or special meeting of the board of directors, if notice of such alteration, amendment or repeal be contained in the notice of such meeting, or (B) by written consent of the directors of the Corporation pursuant to Section 3.13 hereof, or by (ii) the affirmative vote of the holders of a majority of the shares of capital stock of the Corporation entitled to vote thereon, if notice of such alteration, amendment, or repeal be contained in the notice of the stockholders’ meeting.

9.15    Forum and Certain Actions. Unless a majority of the board of directors, acting on behalf of the Corporation, consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state court located within the State of Delaware or, if no court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any of its directors, officers or other employees arising pursuant to any provision of the Delaware General Corporation Law, the Certificate of Incorporation or these Bylaws (in each case, as may be amended from time to time) or (iv) any action asserting a claim against the Corporation or any of its directors, officers or other employees governed by the internal affairs doctrine of the State of Delaware, in all cases subject to the court’s having personal jurisdiction over all indispensable parties named as defendants.

The undersigned, the Secretary of the Corporation, hereby certifies that the foregoing Amended and Restated Bylaws were duly adopted by the board of directors of the Corporation as of February 24, 2023.

/s/ John F. Sterling
John F. Sterling, Secretary
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